Exhibit (2)(l)

December 20, 2023

Meketa Infrastructure Fund

80 University Place

Westwood, Massachusetts 02090

Re: Meketa Infrastructure Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Meketa Infrastructure Fund, a Delaware statutory trust (the “Trust”), solely in connection with the matters set forth herein. This opinion is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)         the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 31, 2023 (the “Certificate of Trust”);

(b)         a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)         the Agreement and Declaration of Trust of the Trust, dated as of July 31, 2023, as amended and restated by the Amended and Restated Declaration of Trust, dated as of November 7, 2023, (as amended and restated, the “Declaration of Trust”);

(d)         the Bylaws of the Trust, effective as of July 31, 2023 (the “Bylaws”);

(e)         Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 20, 2023 (as amended, the “Registration Statement”), including a prospectus (the “Prospectus”) with respect to the offering the Class I beneficial interests (the “Class I Shares”), the Class II beneficial interests (the “Class II Shares”) and the Class III beneficial interests (the “Class III Shares” and, together with the Class I Shares and the Class II Shares, collectively the “Shares”) of the Trust; and

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December 20, 2023

(f)          the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) the actions adopted by written consent of the sole Trustee of the Trust dated August 30, 2023 and November 6, 2023, and resolutions adopted by the Board of Trustees of the Trust at a meeting of the Board of Trustees held on November 7, 2023 with respect to the Trust and the Shares (the “Resolutions”); (ii) the Declaration of Trust, the Bylaws and the Certificate of Trust; and (iii) certain other matters set forth therein.

The Certificate of Trust, the Declaration of Trust, the Bylaws, the Resolutions, the Registration Statement and the Prospectus are collectively referred to herein as the “Operative Documents”).

For purposes of this opinion, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents referenced in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such document is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust, the Bylaws and the Certificate of Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the Trust, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the legal capacity of each natural person who is party to the documents examined by us, (iv) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) that each of the parties to the documents examined by us (other than the Trust) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including

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December 20, 2023

those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (viii) the due submission of purchase orders to the Trust by the purchasers, (ix) the acceptance by the Trust of such purchase orders and the due issuance of the Shares to the purchasers in accordance with the Declaration of Trust and the Bylaws, (x) the payment by each purchaser of the Shares of the full consideration due from it for the Shares subscribed to by such purchaser, and (xi) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the purchasers will be maintained in the appropriate registers and other books and records of the Trust.

We have not participated in the preparation of the Registration Statement and the Prospectus and assume no responsibility for their contents.

This opinion is limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.            The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § et seq. (the “Act”).

2.            The Trust is authorized to issue an unlimited number of the Shares; provided, however, that the Class II Shares and the Class III Shares shall not be offered by the Trust to investors until the Trust has received an exemptive order from the Commission permitting the Trust to offer multiple classes of shares of beneficial interest in the Trust.

3.            The Shares to be issued by the Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Opinion” in the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion

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may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS, LLP

By: /s/ Roger D. Anderson____________

Name: Roger D. Anderson